                                                                   EXHIBIT 10.43

                              SALES INCENTIVE PLAN
                                      2005
                           VICE PRESIDENT, ACUTE CARE

The 2005 sales bonus will be based on the recorded revenues of the Quinton products for the year-ending December 31, 2005. The 2005 sales target has been established by the Company's CEO. 90% of the sales revenue target must be achieved to be eligible for a bonus.

As the following table indicates, at 90% of the sales target you will be eligible for a bonus of 10% of your base salary. At between 91% and 100% of the sales target the bonus percentage will increase from 10% by an additional 2% for each additional 1% of achievement. If greater than 100% of the sales target is achieved, the bonus percentage will increase from 30% by 1% for each 1% by which the sales target is exceeded.

    2005            % to
                    2005
                    Sales
Base Salary         Target                Bonus
----------          ------                -----
    TBD               90%           10% of Base Salary
                      91%           12% of Base Salary
                      92%           14% of Base Salary
                      93%           16% of Base Salary
                      94%           18% of Base Salary
                      95%           20% of Base Salary
                      96%           22% of Base Salary
                      97%           24% of Base Salary
                      98%           26% of Base Salary
                      99%           28% of Base Salary
                     100%           30% of Base Salary
                     101+%      +1% for each 1% over 100%

The sales bonus, if any, will be paid no later than 30-days following the conclusion of the audit of the financial statements for the year ending December 31, 2005 and their filing with the SEC. The audited financial statements will be used to assure the reasonableness of the revenue amount used in computing the bonus. If the audit and filing with the SEC is not completed by March 31, 2005, the incentive, if any, will be paid during the following month in conjunction with the normal payroll practices.

Separation of employment, by resignation or termination, prior to March 31, 2005 will result in the forfeiture of the bonus payment.

Please sign as acceptance and return one copy to Lynda Melugin, Director, Human Resources, and retain the other copy for your personal files.

/s/ John R. Hinson                                 /s/ Allan Criss
----------------------                             ---------------

John Hinson                                        Allan Criss
President and CEO                                  Vice President, Acute Care

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